As filed with the Securities and Exchange Commission on June 1, 2001
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             -----------------------

                              HOLLYWOOD MEDIA CORP.
             (Exact name of registrant as specified in its charter)

          Florida                                     65-0385686
---------------------------------        -------------------------------------
(State or other jurisdiction of          (IRS Employer Identification Number)
incorporation or organization)

   2255 Glades Road, Suite 237 West               Mitchell Rubenstein
      Boca Raton, Florida 33431                 Chief Executive Officer
           (561) 998-8000                        Hollywood Media Corp.
-----------------------------------         2255 Glades Road, Suite 237 West
   (Address, including zip code and            Boca Raton, Florida 33431
telephone number, including area code,       Telephone No. (561) 998-8000
  of registrant's principal offices)         Facsimile No. (561) 998-2974
                                        ---------------------------------------
                                        (Name, address, including zip code, and
                                         telephone number, including area code,
                                                 of agent for service)

                 HOLLYWOOD MEDIA CORP. 2000 STOCK INCENTIVE PLAN
                 -----------------------------------------------
                                       and
                                       ---
                        HOLLYWOOD MEDIA CORP. 401(K) PLAN
                        ---------------------------------
                                       and
                                       ---
                        THE DIRECTORS' STOCK OPTION PLAN
                        --------------------------------
                            (Full title of the plans)

===============================================================================================================================

                         CALCULATION OF REGISTRATION FEE

                                                               Proposed Maximum         Proposed Maximum          Amount Of
       Title of Securities                 Amount To            Offering Price         Aggregate Offering        Registration
         To Be Registered              Be Registered (1)         Per Share (2)              Price (2)              Fee (3)
-----------------------------------    ------------------     --------------------    ----------------------    ---------------
COMMON STOCK,
              $.01 PAR VALUE           1,550,000               $     4.37               $ 6,773,500             $ 1,694

(1) This Registration Statement covers (a) 1,000,000 shares of common stock, par value $.01 per share ("Common Stock") of Hollywood Media Corp., a Florida corporation (the "Registrant") that may be offered or sold pursuant to the Hollywood Media Corp. 2000 Stock Incentive Plan (the "2000 Incentive Plan"), (b) 50,000 shares of Common Stock of the Registrant that may be offered or sold pursuant to the Directors' Stock Option Plan (the "Directors' Plan") and (c) 500,000 shares of Common Stock of the Registrant that may be acquired under the Hollywood Media Corp. 401(K) Plan (the "401(k) Plan," and together with the 2000 Incentive Plan and the Directors' Plan, the "Plans"). In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also includes an indeterminate number of additional shares of Common Stock that may be offered, issued, or sold pursuant to the Plans as a result of stock splits, stock dividends, anti-dilution provisions or similar transactions.

(2)      Estimated solely for the purpose of determining the registration fee.

(3) Calculated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of $4.37 per share, which was the average of the high and low prices of the Registrant's Common Stock as reported on the NASDAQ National Market on May 30, 2001.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*
----------------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Introductory Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

         (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on April 2, 2001;

         (b) the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001, filed with the Commission on May 15, 2001; and

         (c) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (a) above.

         In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such reports and documents.

         For purposes of this Registration Statement, any document or any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

                  Not applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company has authority under Section 607.0850 of the Florida Business Corporation Act (the "FBCA") to indemnify its directors and officers to the extent provided for in the FBCA. The Company's Third Amended and Restated Articles of Incorporation provide that the Company shall indemnify and may insure its officers and directors to the fullest extent permitted by law. The Company may from time to time enter into agreements with each of its directors and executive officers wherein it may agree to indemnify each of them to the fullest extent permitted by law.

         The provisions of the FBCA that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution, and (d) willful misconduct or conscious disregard for the best interests of the Company in a proceeding by or in the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws. The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

         EXHIBIT           DESCRIPTION
         -------           -----------

4.1      Registrant's Third Amended and Restated Articles of Incorporation(1)
4.2      Registrant's Bylaws(2)
4.3      Form of Common Stock Certificate(2)
4.4 Rights Agreement dated as of August 23, 1996 between the Company and American Stock Transfer & Trust Company, as Rights Agent(3)
5.1      Opinion and Consent of Counsel
23.1     Consent of Arthur Andersen LLP
23.2 Consent of Counsel (included in the opinion filed as Exhibit 5.1 to this Registration Statement)
24.1     Power of Attorney (included on signature pages hereof)
99.1     Hollywood Media Corp. 2000 Stock Incentive Plan(1)


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

99.2     Hollywood Media Corp. 401(k) Plan (1)

================================================================================
(1) Incorporated by reference to the exhibit filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Commission on April 2, 2001.
(2) Incorporated by reference to the exhibit filed with the Registrant's Registration Statement on Form SB-2 (No. 33-69294).
(3) Incorporated by reference to Exhibit 1 filed with the Registrant's Current Report on Form 8-K filed with the Commission on October 20, 1999.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange

Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boca Raton, State of Florida, on this 23rd day of April, 2001.


                                          HOLLYWOOD MEDIA CORP.


                                          By:  /s/ Mitchell Rubenstein
                                               -----------------------
                                               Mitchell Rubenstein
                                               Chairman of the Board and Chief
                                               Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Mitchell Rubenstein and Laurie S. Silvers each of them singly, his or her true and lawful attorneys-in-fact, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Commission, and he or she hereby ratifies and confirms all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                   TITLE                     DATE
                  ---------                                   -----                     ----

         /s/ Mitchell Rubenstein                     Chairman of the Board and          April 23, 2001
         ---------------------------------           Chief Executive Officer
         Mitchell Rubenstein                         (Principal executive, financial
                                                     and accounting officer)


                                       5


         /s/ Laurie Silvers                          Vice Chairman of the Board,        April 23, 2001
         --------------------------------            President and Secretary
         Laurie Silvers


         /s/ Dr. Martin H. Greenberg                 Chief Executive Officer of         April 23, 2001
         --------------------------------            Tekno Books and Director
         Dr. Martin H. Greenberg


         /s/ Harry T. Hoffman                        Director                           April 23, 2001
         --------------------------------
         Harry T. Hoffman


         /s/ Russell I. Pillar                       Director                           April 23, 2001
         --------------------------------
         Russell I. Pillar


         /s/ Jules L. Plangere                       Director                           April 23, 2001
         --------------------------------
         Jules L. Plangere, Jr.


         /s/ Mitchell Semel                          Director                           April 12, 2001
         --------------------------------
         Mitchell Semel


         /s/ Deborah J. Simon                        Director                           April 12, 2001
         --------------------------------
         Deborah J. Simon


         /s/ David Williams                          Director                           April 23, 2001
         ------------------------------
         David Williams

         Pursuant to the requirements of the Securities Act of 1933, the undersigned trustee for the 401(k) Plan Administrator has duly signed this registration statement, thereunto duly authorized, in the City of Boca Raton, State of Florida on April 23, 2001.



                                                     /s/ Nicholas Hall
                                                     ----------------------
                                                     Nicholas Hall, Trustee

                                  EXHIBIT INDEX

     EXHIBIT           DESCRIPTION
     -------           -----------

          5.1          Opinion and Consent of Counsel
         23.1          Consent of Arthur Andersen LLP
         23.2 Consent of Counsel (included in the opinion filed as Exhibit 5.1 to this Registration Statement)
         24.1          Power of Attorney (included on signature pages hereof)











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